CALCARS CORPORATIONS

FINANCIAL STATEMENTS

DECEMBER 31, 2006

MOSS-ADAMS LLP

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TABLE OF CONTENTS

CALCARS CORPORATIONS

Independent Auditors' Report

To the Board of Directors
Calcars AB, Inc.
Astra Financial Services, Inc.
(Collectively the Calcars Corporations)

We have audited the accompanying combined balance sheet of Calcars Corporations (Companies) as of December 31, 2006, and the related combined statements of income, changes in stockholder's equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Calcars Corporations as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 9 to the combined financial statements, the Companies are in default with a covenant of its revolving loan agreement. The lender waived this covenant and right to demand repayment at December 31, 2006 but would not waive the covenant for the Companies' defaults for the subsequent year and may demand repayment of the loans. No such demand has been made. Negotiations are presently under way to obtain a revised loan agreement to permit the realization of assets and the liquidation of liabilities in the normal course of business. The Companies cannot predict what the outcome of the negotiations will be. This combined

To the Board of Directors
Calcars AB, Inc.
Astra Financial Services, Inc.
(Collectively the Calcars Corporations)

with the Companies' recent release from bankruptcy and significant operating losses arising from the adoption of the reorganization plan raises substantial doubt about the Companies' ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moss Adams LLP

Albuquerque, New Mexico
March 13, 2007

CAL CARS CORPORATIONS
COMBINED BALANCE SHEET
December 31, 2006

ASSETS

Current Assets		
Cash	$	361,000
Receivables, net of allowance for doubtful accounts of $7,290,000		20,134,000
Inventories		1,470,000
Prepaid expenses		395,000
Total current assets		22,360,000
Property and Equipment, at cost		
Leasehold improvements		1,040,000
Machinery and equipment		1,424,000
		2,464,000
Accumulated depreciation and amortization,		(1,541,000)
Total property and equipment, net		923,000
Other assets		
Loan fees, net of accumulated amorization of $441,000		1,323,000
Related party receivables		1,767,000
Total other assets		3,090,000
Total assets	$	26,373,000

See Notes to Financial Statements.

CAL CARS CORPORATIONS
COMBINED BALANCE SHEET (CONTINUED)
December 31, 2006

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities		
Book cash overdraft	$	26,000
Accounts payable		1,534,000
Related party payables		324,000
Deferred revenue		132,000
Accrued liabilities		796,000
Revolving loan payable		15,717,000
Total current liabilities		18,529,000
Commitments and Contingencies		
Stockholder's Equity		
Common stock		2,001,000
Additional paid-in-capital		82,390,000
Deficit		(76,547,000)
		7,844,000
Total liabilities and stockholder's equity	$	26,373,000

See Notes to Financial Statements.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF INCOME
Year Ended December 31, 2006

Sales	$	29,597,000
Interest income		4,420,000
Vehicle Service Plan income		2,529,000
		36,546,000
Cost and Expenses		
Cost of sales		13,172,000
Vehicle Service Plan expense		107,000
Bad debts provision		15,644,000
Selling, general and administrative		9,375,000
Professional fees		1,500,000
Interest expense		1,304,000
Depreciation and amortization expense		576,000
Other expense		1,000
		41,679,000
Loss from operations		(5,133,000)
Other losses		(2,510,000)
Net loss before extraordinary item		(7,643,000)
Extraordinary item		
Gain on extinguishment of debt in bankruptcy		9,806,000
Net income	$	2,163,000

See Notes to Financial Statements.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
Year Ended December 31, 2006

		Common Stock	Additional Paid-in Capital	Deficit
Balances, beginning of year	$	2,006,000	81,401,000	(78,710,000)
Contributions		-	984,000	-
Reclassifications		(5,000)	5,000	-
Net income		-	-	2,163,000
Balances, end of year	$	2,001,000	82,390,000	(76,547,000)

See Notes to Financial Statements.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2006

Cash Flows From Operating Activities	
Cash received from customers	$ 25,243,000
Cash paid to suppliers and employees	(27,729,000)
Cash paid for interest	(1,275,000)
Net cash used by operating activities	(3,761,000)
Cash Flows From Investing Activities	
Purchase of property and equipment	(324,000)
Cash Flows From Financing Activities	
Advances on revolving loan, net of loan fees	27,364,000
Repayment of revolving loan	(13,410,000)
Repayment on bank notes	(9,948,000)
Net cash provided by financing activities	4,006,000
Net decrease in cash and cash equivalents	(79,000)
Cash and cash equivalents, beginning of year	440,000
Cash and cash equivalents, end of year	$ 361,000

NOTE: NON-CASH TRANSACTION

During 2006 a capital contribution of $984,000 was made to the Companies by the shareholder. This contribution was in the form of vehicle inventories and customer notes receivable related to three retail stores owned by the shareholder.

See Notes to Financial Statements.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
Year Ended December 31, 2006

Reconciliation of Net Income to Net Cash		
Provided by Operating Activities		
Net income	$	2,163,000
Adjustments to reconcile net income to net cash		
provided by operating activities		
Depreciation and amortization		576,000
Loss on disposal of property and equipment		452,000
Bad debt expense		15,644,000
Extraordinary item - gain on extinguishment of debt in bancuptcy		(9,806,000)
Changes in assets and liabilities		
Receivables		(13,228,000)
Inventories		(672,000)
Prepaid expenses		(197,000)
Related party receivables		1,925,000
Book cash overdraft		(74,000)
Accounts payable		1,105,000
Related party payables		(868,000)
Deferred revenue		(547,000)
Accrued liabilities		(234,000)
Net cash used by operating activities	$	(3,761,000)

See Notes to Financial Statements.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Calcars Corporations (Companies) are in the business of selling used vehicles and financing customers' contracts internally through its finance company. The combining financial statements of Calcars Corporations collectively include Calcars AB, Inc. (operates nine retails outlets in Illinois, seven in Indiana, one in Kentucky, three in Iowa, three in Nebraska, and four in Oklahoma) and Astra Financial Services, Inc. (a vehicle retail finance company). On December 31, 2006 Cal Cars Inc., Cal Cars of East Peoria, Inc., Cal Cars of Champaign, Inc. Cal Cars of Indiana, Inc., Cal Cars of Iowa, Inc., and Cal Cars Used Auto Sales of Oklahoma, Inc. merged into Calcars AB, Inc. These companies were all under common ownership prior to the merger. All significant intercompany accounts and transactions have been eliminated in the combined financial statements. The significant accounting policies are as follows:

Finance Receivables. Finance receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any chargeoff or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Companies past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Contract receivables are considered past due after a payment is not made by the customer and are charged off when they are 90 days contractually past due. Loans are considered impaired and placed on non-accrual status when payments are past due or when management believes the borrower's financial condition is such that collection is doubtful. When a loan is placed on non-accrual status, any uncollected interest accrued in the current year is charged against income, with prior year accruals charged to the allowance for loan losses. The decision to return to accrual status is primarily based upon the borrower's cash flow and ability to repay the contract receivable balance.

The Companies sell all of their vehicle contracts to Astra Financial Services, Inc. (Astra), a related company owned by the Companies' Stockholder, at a 50% discount of face value. These contracts are sold without recourse. The Companies recognize a loss from the discounting and sale of these retail contracts to Astra. The loss is recorded in selling, general and administrative expense and is eliminated in consolidation of the combined companies.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories. Used vehicle inventories are stated at the lower of cost or market. Cost for these inventories is determined using average cost including auction acquisition and reconditioning costs.

Depreciation. Depreciation of property and equipment is charged against income over the estimated useful lives of the assets by using accelerated methods. The capitalization policy is set at $1,000. The estimated useful lives for depreciable assets are as follows:

Machinery and Equipment	5 – 7 years
Leasehold improvements	15 – 39 years

Income Taxes. Under provisions of the Internal Revenue Code, the Companies are taxed as "S" corporations. Under such election, the Companies federal and state taxable income or loss and tax credits are passed through to the individual stockholder.

Income Recognition. Interest income from finance receivables is recognized using the interest (actuarial) method. Accrual of interest income on finance receivables is suspended when a loan is contractually delinquent. The accrual is resumed when the loan becomes contractually current, and past-due interest income is recognized at that time. In addition, a detailed review of commercial loans will cause earlier suspension if collection is doubtful.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The Companies believe the carrying amount of cash, accounts receivable, inventories, other current assets, accounts payable, and accrued expenses approximates fair value due to their short maturity. The Companies also believes the carrying amount of the Companies' long-term loan payable approximates fair value.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Promotional Costs. Advertising and promotional costs are expensed as incurred. The Companies incurred $175,000 of advertising and promotional expenses during 2006.

Concentration of Credit Risk. The Companies maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts. The Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents. For purposes of reporting the combined statement of cash flows, the Companies consider all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Revenue. The Companies offer a vehicle replacement program where, under certain circumstances, customers may return vehicles and the Companies will provide the customer with a replacement vehicle. The Companies either charged the customer a flat monthly fee or a one-time fee that covered the vehicle under the vehicle replacement program over the life of the contract. The Companies defer a portion of the fee relative to the estimated replacement costs and amortizes them over the life of the contract based on historical experience with the contracts.

NOTE 2. RECEIVABLES

Trade receivables include trade notes which result from the sale of used vehicles and are secured by used vehicles. The used vehicle notes generally have terms of approximately 18 to 22 months and bear interest at rates ranging from 18% to 29.9%, and total $27,424,000 at December 31, 2006. The company recorded an allowance for doubtful accounts of $7,290,000 on these contracts at December 31, 2006.

Changes in the allowance for doubtful accounts are as follows:

Beginning balance	$ 6,105,000
Bad debt provision charged to income	11,492,000
Write-downs charged against the allowance	(10,307,000)
Ending balance	$ 7,290,000

NOTE 3. RELATED PARTY RECEIVABLES

The Companies have a receivable from the stockholder in the amount of $1,767,000 at December 31, 2006. The receivable represent advances made to the stockholder, payable on demand with no interest and are unsecured.

NOTE 4. RELATED PARTY PAYABLES

The following is a summary of payables due from the Companies to related parties at December 31, 2006. The payables represent advances and accruals, payable on demand with no interest and are unsecured.

RRF of Illinois, Inc.	$	140,000
Midwest Real Estate Management, LLC		96,000
Calcott Leasing		14,000
Karen Wike		21,000
Dealer Services Marketing		44,000
Other		9,000
Total payables	$	324,000

NOTE 5. NOTE PAYABLE

The Companies have a revolving loan agreement with a lender, the outstanding balance of which was $15,717,000 as of December 31, 2006. The lender makes periodic advances to the Companies (usually one a week) based on the Companies' eligible customer receivables, up to a maximum of $20 million. Interest is payable monthly in arrears, and the outstanding principal balance is due on April 10, 2009, if not prepaid. The loan bears interest at the prime rate plus 5 percent. The prime rate was 8.25 percent at December 31, 2006. All of the assets of the Companies are pledged as collateral on the loan and it is guaranteed by the stockholder of the Companies as well as three related entities that the Companies rent some of their retail locations.

In February 2007 the lender extended the maturity date of the revolving loan to April 10, 2010 and added a $3 million revolving floor plan facility to be used for the purchase of vehicle inventories.

NOTE 5. NOTE PAYABLE (CONTINUED)

In connection with the note payable the Companies paid loan fees of $1,764,000. These fees have been capitalized on the accompanying combined balance sheet and are being amortized on a straight-line basis over the initial life of the loan (3 years).

The Companies are subject to various financial and non-financial covenants under the loan. They were not in compliance with the covenant relating to the maximum leverage ratio at December 31, 2006, throughout the year, and in months subsequent to year end but before the date of our independent auditors' report. As a result of this noncompliance the note is currently callable by the lender and the amount is presented in current liabilities on the accompanying combined balance sheet. The Companies are presently in negotiation with the lender to modify this covenant, but as of the date of our independent auditors' report there have been no modifications to the agreement related to this covenant.

NOTE 6. RETIREMENT SAVINGS PLAN

The Companies participate in a retirement savings plan sponsored by Calcott Companies, Inc. The Plan is covered under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who have completed 6 months of service and have attained the age of 21. Participants in the plan may elect to have the Companies contribute a portion of their compensation to the plan. Contributions to be made by the Companies will be at their discretion. No company contributions were made for 2006.

NOTE 7. CONTINGENCIES

Substantially all of the Companies' facilities are subject to various federal regulatory examinations. Compliance with such provisions has not had, nor do the Companies expect such compliance to have, any material effect upon the capital expenditures, net earnings, financial condition or competitive position of the Companies.

Effective in 2003, the Companies assumed the vehicle replacement warranty contracts sold to retail customers. The Companies defer and amortize a portion of the premiums that they estimate will cover future replacement costs over the expected contract life. Management believes that the deferred income balance is sufficient to recover any future replacement costs.

NOTE 8. COMMITMENTS

The Companies lease their operating facilities substantially from a related company owned by the Companies' stockholder. The leases are for various terms, including options, ranging up to 5 years. Rent expense was $665,000 for the year ended December 31, 2006. The following is a schedule of the Companies combined annual rental commitments, excluding options:

2007	$ 974,000
2008	509,000
2009	31,000
	$ 1,514,000

NOTE 9. LIQUIDITY ISSUES

The Companies are subject to various financial and non-financial covenants related to their revolving loan agreement. They were not in compliance with the covenant relating to the maximum leverage ratio at December 31, 2006, throughout the year, and in months subsequent to year end but before the date of the independent auditors' report. As a result of this noncompliance the note is currently callable by the lender and the amount is presented in current liabilities on the accompanying combined balance sheet. The lender waived this covenant and right to demand repayment at December 31, 2006 but would not waive the Companies' defaults for the subsequent year.

The Companies were recently released from bankruptcy and had an operating loss of $5,133,000 largely driven from the adoption of the reorganization plan in 2006. This raises issues regarding the Companies' future liquidity.

Management of the Companies' are negotiating with the lender to modify the above debt covenant to one that is achievable by the Companies. Additionally, management is working to rebuild inventories to pre-bankruptcy levels and hire additional employees in the collections department to increase sales revenue and decrease write-offs of uncollectible customer receivables.

The ability of the Companies to continue as a going concern is dependent on its ability to improve profitability and restructure their existing loan agreement so that they can comply with the required covenants.

The financial statements do not include any adjustments that might be necessary if the Companies are unable to continue as a going concern.

NOTE 10. COMMON STOCK

The following is a summary of the common stock of each of the Companies:

	Number of Shares Authorized	Number of Shares Issued/ Outstanding	Par Value Per Share
Calcars AB, Inc.	1,000	100	$ 10
Astra Financial Services, Inc.	20,000	20,000	100

NOTE 11. GAIN ON EXTINGUISHMENT OF DEBT IN BANKRUPTCY

On March 31, 2006, the Companies received relief under Chapter 11 from the United States Bankruptcy Court. This relief was so ordered in accordance with the reorganization plan with the commencement of a new loan with Lancelot Investors Fund, LP in order to extinguish the prior debt with JP Morgan Chase and First National Bank of Kokomo, Indiana.

The following provides a summary of the effect on claims due to the bankruptcy relief:

Claim Class	Result of Relief	12/31/05 Balance	3/31/06 Balance	Gain on Extinguishment
Unclassified Claims, Classified Unimpaired Claims and Classified Interests	Unimpaired	$ 1,413,529	1,413,529	-
Administrative Claims	Unimpaired	1,870,468	1,870,468	-
Class 1 Claims: JP Morgan Chase Secured Claim	Impaired	15,000,000	9,250,000	5,750,000
Class 2 Claims: First National Secured Claim	Impaired	798,099	589,000	209,099
Class 3 Claims: Miscellaneous Secured Claims	Unimpaired	60,671	60,671	-
Class 4 Claims: Classified Priority Claims	Unimpaired	-	-	-
Class 5 Claims: General Unsecured Claims	Impaired	1,166,676	44,424	1,122,252
Class 6 Claims: Related Party Unsecured Claims	Impaired	2,724,649	-	2,724,649
Class 8 Interests	Unimpaired	100,188	100,188	-
Total		$ 23,134,280	13,328,280	9,806,000

The above gain on extinguishment of debt is recorded as an extraordinary item in the accompanying combined statement of income.